Exhibit 32.1

                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                      Pursuant to 18 U.S.C. Section 1350 as
        adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002


     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Digital Fusion, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: March 30, 2006                      By:  /s/ Frank Libutti
                                               ---------------------------------
                                               Frank Libutti